UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2020 (December 16, 2020)

OWL ROCK TECHNOLOGY FINANCE CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55977	83-1273258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2020 (the “Closing Date”), Owl Rock Technology Finance Corp. (the “Company”) completed a $333.5 million term debt securitization transaction (the “CLO Transaction”), also known as a collateralized loan obligation transaction, which is a form of secured financing incurred by the Company. The secured notes and preferred shares issued in the CLO Transaction were issued by the Company’s consolidated subsidiaries Owl Rock Technology Financing 2020-1, an exempted company incorporated in the Cayman Islands with limited liability (the “Issuer”), and Owl Rock Technology Financing 2020-1 LLC, a Delaware limited liability company (the “Co-Issuer” and together with the Issuer, the “Issuers”) and are backed by a portfolio of collateral obligations consisting of middle market loans, recurring revenue loans and participation interests in middle market loans, recurring revenue loans as well as by other assets of the Issuer.

The CLO Transaction was executed by the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the Closing Date (the “Indenture”), by and among the Issuers and State Street Bank and Trust Company: $200 million of A (sf) Class A Notes, which bear interest at three-month LIBOR plus 2.95% (the “Secured Notes”). The Secured Notes are secured by the middle market loans, recurring revenue loans, participation interests in middle market loans and recurring revenue loans and other assets of the Issuer. The Secured Notes are scheduled to mature on January 15, 2031. The Secured Notes were offered by MUFG Securities Americas Inc., as initial purchaser, from time to time in individually negotiated transactions. Upon the occurrence of certain triggering events relating to the end of LIBOR, a different benchmark rate will replace LIBOR as the reference rate for interest accruing on the Secured Notes.

Concurrently with the issuance of the Secured Notes, the Issuer issued approximately $133.5 million of subordinated securities in the form of 133,500 preferred shares at an issue price of U.S.$1,000 per share (the “Preferred Shares”). The Preferred Shares were issued by the Issuer as part of its issued share capital and are not secured by the collateral securing the Secured Notes. The Company purchased all of the Preferred Shares. The Company acts as retention holder in connection with the CLO Transaction for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the Preferred Shares.

As part of the CLO Transaction, the Company entered into a loan sale agreement with the Issuer dated as of the Closing Date, which provided for the sale and contribution of approximately $243.4 million par amount of middle market loans and recurring revenue loans from the Company to the Issuer on the Closing Date and for future sales from the Company to the Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the Secured Notes. The Company made customary representations, warranties, and covenants to the Issuer under the loan sale agreement.

Through January 15, 2022, the net proceeds of the issuing of the Secured Notes not used to purchase the initial portfolio of loans securing the Secured Notes and a portion of the proceeds received by the Issuer from the loans securing the Secured Notes may be used by the Issuer to purchase additional middle market loans and recurring revenue loans under the direction of Owl Rock Technology Advisors LLC (“ORTA”), the Company’s investment advisor, in its capacity as collateral manager for the Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans and recurring revenue loans.

The Secured Notes are the secured obligation of the Issuers, and the Indenture includes customary covenants and events of default. The Secured Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration.

ORTA will serve as collateral manager for the Issuer under a collateral management agreement dated as of the Closing Date. ORTA is entitled to receive fees for providing these services. ORTA has waived its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to the Adviser pursuant to the Investment Advisory Agreement, dated August 10, 2018, between the Adviser and the Company will be offset by the amount of the collateral management fee attributable to the Issuers’ equity or notes owned by the Company.

The Company expects to use the proceeds of the issuance and incurrence of the Secured Notes, net of certain fees and expenses, to repay revolving loans borrowed by the Company and its subsidiaries under existing credit facilities and for general corporate purposes.

The above description of the documentation related to the CLO Transaction and other arrangements entered into on the Closing Date contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the underlying agreements, which will be attached as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Technology Finance Corp.

December 17, 2020	By:	/s/ Alan Kirshenbaum
Name:Alan Kirshenbaum
Title: Chief Operating Officer and Chief Financial Officer